POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Bradley G. Garner, Donald R. Reynolds, Alexander M.
Donaldson, Amy Kinney Hallman and Holly Ann Wagner,and each of them acting alone, signing singly, the undersigned's true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% or more stockholder of flyExclusive, Inc. (the "Company"), Forms ID, 3, 4 and 5, Update Passphrase Acknowledgement (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), Schedule 13D and/or Schedule 13G (and any amendment thereto) in accordance with the 1934 Act, and the rules promulgated thereunder, and the authority to create an account on Edgar Next;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4 and 5, Update Passphrase Acknowledgement and Schedules 13D and/or Schedules 13G (and any amendments thereto), and any filing requirements in connection with Edgar Next and designating account administrators to manage the Company's
EDGAR accounts, and to file timely such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act.

The undersigned agrees that the use of an electronic signasture in any authentication document that includes the undersigned signatory's typed, conformed signature, and that is filed with or furnished to the Securities and Exchange Commission by or on behalf of the undersigned signatory, the Company or any of its affiliates, constitutes the legal equivalent of theundersigned's signatory's manual signature for purposes of authenticating the undersigned signatory's signature to any filing or submission for which it was provided.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5, Schedules 13D and Schedules 13G and any filings required by Edgar Next with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned, in a signed writing delivered to each of the foregoing attorneys-in-fact.


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10 day of March 2026.

/s/ Peter B. Hopper
Name: Peter B. Hopper

State of New Jersey
County of Bergen

On this 10th day of March 2026, Peter B. Hopper personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Leonard T. Miller
Official Signature of Notary

Leonard T. Miller
Printed Name, Notary Public

My commission Expires September 2028

(Official Seal)
Leonard T. Miller
NOTARY PUBLIC
My Commission Expires [_____]
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